CONTACTS:
People’s United Financial, Inc.	Chittenden Corporation
Valerie Carlson	Investor Calls – Kirk Walters
Corporate Communications	Chief Financial Officer
203.338.3135 Fax: 203.338.3461	802-660-1561 Fax: 802-660-2314
Valerie.Carlson@peoples.com	kwalters@chittenden.com

Chittenden Corporation
Media Calls - Kathy Schirling
Corporate Marketing
802-660-1363 Fax: 802-660-1319
kschirling@chittenden.com

FOR IMMEDIATE RELEASE

June 27, 2007

PEOPLE’S UNITED FINANCIAL, INC. TO ACQUIRE CHITTENDEN CORPORATION

Transaction Sets the Stage for Building Premier Northeast Banking Franchise

BRIDGEPORT, CONN. – People’s United Financial, Inc. (Nasdaq: PBCT), the holding company for People’s United Bank, announced today a definitive agreement to acquire Chittenden Corporation (NYSE: CHZ) in a stock and cash transaction valued at $1.9 billion. Consummation of the agreement is subject to the approval of the shareholders of Chittenden, as well as various regulatory agencies. The acquisition is expected to close in the first quarter of 2008.

“We are delighted that Chittenden Corporation is joining People’s United Bank as we combine two high-performing banks with similar balance sheets, management styles and cultures to create the premier regional banking franchise in New England,” said John Klein, chairman, president and chief executive officer of People’s United Bank. “This transaction delivers on key commitments we made to investors in the course of our second-step conversion. We promised to make acquisitions in contiguous or near-contiguous markets; acquire banks with similar balance sheets and operating models to ours; and undertake a transaction that is accretive to EPS and has an internal rate of return that exceeds our cost of capital,” Klein said. “The combination of these two great banks does all this and more.”

“People’s United Bank, like Chittenden Corporation, has a deep and long-standing commitment to its customers, employees and communities,” said Paul Perrault, chairman, president and chief executive officer of Chittenden Corporation. “Indeed, our banks share the same philosophy and cultures. We both believe that – to drive shareholder value – we must provide an exceptional customer experience. Our structure of separate local community banks in New England is one that is admired by People’s United and will continue. Chittenden Corporation will be provided with two board seats and I will become a member of the executive team helping drive the integration of the two institutions. We couldn’t have found a better partner. This union will allow us to continue providing current and future customers with a superior experience and even more convenience across New England from their local bank.”

The acquisition partially leverages proceeds from the $3.44 billion second-step conversion that People’s United Financial completed in April. The purchase price is approximately $1.9 billion, of which approximately 55% is in cash and 45% in People’s United Financial stock.

Under the terms of the definitive agreement, which has been unanimously approved by both companies’ board of directors, at closing Chittenden Corporation shareholders will have the right, subject to proration, to elect to receive cash or People’s United common stock, in either case having a value equal to $20.35 plus the product of .8775 times the average closing price of People’s United shares for the five day period prior to the closing. Based on the average closing price of People’s United for the three day period ending June 25, 2007, the transaction is valued at $37.00 per Chittenden Corporation share. The actual per share value on consummation of the acquisition will depend on the share price of People’s United at that time. The total transaction value of approximately $1.9 billion includes approximately $1 billion in cash. The cash consideration will be funded through internal resources. The receipt of People’s United stock by shareholders of Chittenden will be tax-free.

People’s United expects the transaction to be immediately accretive to earnings and to have an IRR of approximately 13%. The transaction is expected to close in the first quarter of 2008 and is subject to approvals by regulators and Chittenden Corporation’s shareholders.

People’s United Bank currently operates 160 branches, 75 of which offer seven-day banking in Super Stop & Shop locations across Connecticut. Chittenden currently has 133 branches in New England through six bank subsidiaries. The combined company will have assets of approximately $22 billion.

Morgan Stanley acted as financial advisor to People’s United and Cleary Gottlieb Steen & Hamilton LLP and Thacher Proffitt & Wood LLP acted as legal counsel. Lehman Brothers Inc. and J.P. Morgan Securities Inc. acted as financial advisor to Chittenden Corporation and Goodwin Procter LLP served as legal counsel.

About Chittenden Corporation

Chittenden (chittendencorp.com) is a bank holding company headquartered in Burlington, Vermont that was founded in 1904 as Chittenden Trust Company. Through its subsidiary banks, Chittenden offers a broad range of financial products and services to customers in New England, including deposit accounts and services; commercial and consumer loans; insurance; and investment and trust services to businesses, individuals, and the public sector.

About People’s United Financial, Inc.

People’s United Financial, Inc. is the holding company of People’s United Bank (peoples.com), one of Connecticut’s largest banks. People’s United Financial has assets of $14 billion, more than 240 ATMs and 160 branches, 75 of which offer convenient seven-day banking in Super Stop & Shop locations across Connecticut. A diversified financial services company founded in 1842, People’s United Bank provides consumer, commercial, insurance, retail investment and wealth management and trust services to personal and business banking customers.

Conference Call

On June 27, 2007, at 9:30 a.m., Eastern Time, People’s United Financial will host a conference call to discuss this announcement. The call may be heard through www.peoples.com by selecting “Investor Relations” in the “About People’s United” section on the home page, and then selecting “Conference Calls” in the “News and Events” section. Additional materials relating to the call may also be accessed at People’s United Bank Web site.

Additional Information About this Transaction

In connection with the proposed merger, People’s United will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a proxy statement of Chittenden that also constitutes a prospectus of People’s United. Chittenden will mail the proxy statement/prospectus to its stockholders. Investors and security holders are urged to read the proxy statement/prospectus regarding the proposed merger when it becomes available because it will contain important information. You may obtain a free copy of the proxy statement/prospectus (when available) and other related documents filed by People’s United and Chittenden with the SEC at the SEC’s website at www.sec.gov. The proxy statement/prospectus (when it is available) and the other documents may also be obtained for free by accessing People’s United website at www.peoples.com under the tab “Investor Relations” and then under the heading “Financial Information” or by accessing Chittenden’s website at www.chittendencorp.com under the tab “Investor Resources – SEC Filings”.

Participants in this Transaction

People’s United, Chittenden and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Chittenden stockholders in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Chittenden stockholders in connection with the proposed merger will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about the executive officers and directors of People’s United in the final prospectus for its conversion filed with the SEC on March 21, 2007. You can find information about Chittenden’s executive officers and directors in its definitive proxy statement filed with the SEC on March 9, 2007. You can obtain free copies of these documents from People’s United or Chittenden using the contact information above.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities.

This press release contains statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are intended to be covered by the safe harbor provisions for forward- looking statements contained in the Private Securities Litigation Reform Act of 1995, and this statement is included for purposes of complying with these safe harbor provisions. These forward-looking statements are based on current plans and expectations, which are subject to a number of risk factors and uncertainties that could cause future results to differ materially from historical performance or future expectations. These differences may be the result of various factors, including, among others: (1) failure of the parties to satisfy the closing conditions in the merger agreement in a timely manner or at all; (2) failure of the shareholders of Chittenden Corporation to approve the merger agreement; (3) failure to obtain governmental approvals of the merger, or imposition of adverse regulatory conditions in connection with such approvals; (4) disruptions to the parties’ businesses as a result of the announcement and pendency of the merger; (5) costs or difficulties related to the integration of the businesses following the merger; (6) changes in general, national or regional economic conditions; (7) the risk that the cost savings and any other savings from the transaction may not be fully realized or may take longer than expected to realize (8) changes in loan default and charge-off rates; (9) reductions in deposit levels necessitating increased borrowings to fund loans and investments; (10) changes in interest rates; (11) changes in levels of income and expense in noninterest income and expense related activities; and (12) competition and its effect on pricing, spending, third-party relationships and revenues.

For additional factors that may affect future results, please see People’s United’s and Chittenden Corporation’s filings with the Securities and Exchange Commission, including People’s United’s and Chittenden Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006. People’s United and Chittenden Corporation undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or other changes.

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